UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 24, 2025

U. S. PREMIUM BEEF, LLC

(Exact name of Registrant as specified in its charter)

Delaware	333-115164	20-1576986
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12200 North Ambassador Drive
Kansas City, Missouri	64163
(Address of principal executive offices)	(Zip Code)

(816) 713-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On June 24, 2025, U.S. Premium Beef, LLC (“USPB”) and CoBank, ACB (“CoBank”) entered into an Amended and Restated Revolving Term Promissory Note (the “A&R Note”). The A&R Note amended and restated the Amended and Restated Revolving Term Promissory Note, dated July 13, 2020, issued by the Company to CoBank, which had a scheduled maturity of June 30, 2025.

The A&R Note provides for a $1.0 million revolving term commitment. That commitment carries a term of five years, maturing on June 30, 2030. Amounts outstanding under the A&R Note bear interest at 2.6% plus the higher of 0.00% and Daily Simply SOFR (as defined in the Promissory Note).

USPB may request that the amount of the revolving loan commitment be increased by an aggregate amount of up to $30,000,000. Any requested increase must be for at least $5,000,000 and advancing such amount will be at the discretion of CoBank.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following are filed as Exhibits to this Report:

Exhibit No.	Description
10.1	Amended and Restated Revolving Term Promissory Note between U.S. Premium Beef, LLC and CoBank, ACB, dated June 24, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PREMIUM BEEF, LLC

By: /s/ Stanley D Linville
Stanley D. Linville
Chief Executive Officer

Date: July 16, 2025

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